Exhibit 99.1

Digimarc Reports Third Quarter 2017 Financial Results

Beaverton, Ore. — October 26, 2017 — Digimarc Corporation (NASDAQ: DMRC), the inventor of the Digimarc Discover® platform featuring the Digimarc Barcode for automatically identifying and interacting with virtually any media, reported financial results for the third quarter ended September 30, 2017.

Third Quarter 2017 Financial Results

Revenue for the third quarter of 2017 totaled $8.7 million compared to $5.6 million in the same quarter a year-ago. The increase in revenue was the result of higher license revenue driven by a $3.5 million license fee from an existing licensee. In exchange for the upfront license fee, Digimarc waived any future royalty obligations from this licensee in one of the licensed fields of use.

Operating expenses for the third quarter of 2017 totaled $11.0 million compared to $8.7 million in the third quarter of 2016. The increase in operating expenses was primarily due to higher investment in sales, marketing, and engineering as the company continues to address important opportunities in market development and delivery of Digimarc Discover and Digimarc Barcode.

Operating loss for the third quarter of 2017 totaled $4.4 million compared to an operating loss of $5.3 million in the same quarter a year-ago. The lower operating loss was due to higher license revenue offset by higher operating expenses.

Net loss for the third quarter of 2017 totaled $4.2 million or $(0.39) per diluted share, compared to a net loss of $5.2 million or $(0.55) per diluted share in the third quarter of 2016.

At quarter-end, cash, cash equivalents and marketable securities totaled $60.9 million, compared to $67.8 million at June 30, 2017.

Conference Call

Digimarc will hold a conference call later today (Thursday, October 26, 2017) to discuss these results, as well as provide an update on market conditions and execution of strategy. Chairman and CEO Bruce Davis and CFO Charles Beck will host the call starting at 5:00 p.m. Eastern time (2:00 p.m. Pacific time). A question and answer session will follow management’s presentation.

The conference call will be broadcast live and available for replay via the investor section of the company's website.

For those who wish to listen to the call via telephone, please dial the number below at least five minutes prior to the scheduled start time:

Toll-Free Number: 866-562-9934

International Number: 706-679-0638

Conference ID: 8340851

If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of everyday objects such as product packaging and virtually any media, including print, images, and audio. Based on the patented Intuitive Computing Platform (ICP™), Digimarc provides innovative and comprehensive automatic recognition technologies to simplify search, and transform information discovery through unparalleled reliability, efficiency and security. Digimarc has a global patent portfolio, which includes over 1,100 granted and pending patents. These innovations include state-of-the-art identification technology, Digimarc Barcode, as well as Digimarc Discover® software for barcode scanning, and more. Digimarc technology is deployed by major retailers and consumer brands, central banks, U.S. states, film and technology companies, among others. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything™.

Forward-looking Statements

With the exception of historical information contained in this release, the matters described in this release contain various “forward-looking statements.” These forward-looking statements include statements and any related inferences regarding higher license revenue and market opportunities for Digimarc Discover and Digimarc Barcode, and other statements identified by terminology such as “will,” “should,” “expects,” “estimates,” “predicts” and “continue” or other derivations of these or other comparable terms. These forward-looking statements are statements of management's opinion and are subject to various assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements in this release as a result of changes in economic, business and/or regulatory factors. More detailed information about risk factors that may affect actual results are set forth in the company's Form 10-K for the year ended December 31, 2016 and in subsequent periodic reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this release. Except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Company Contacts:

Charles Beck

Chief Financial Officer

503-469-4721

Charles.Beck@digimarc.com

Matt Glover

Liolios Group, Inc.

Investor Relations for Digimarc

949-574-3860

DMRC@liolios.com

Digimarc Corporation

Consolidated Income Statement Information

(in thousands, except per share amounts)

(Unaudited)

	Three Month Information		Nine Month Information
	September 30,	September 30,	September 30,	September 30,
	2017	2016	2017	2016
Revenue:
Service	$2,986	$3,252	$9,935	$9,650
Subscription	1,306	1,417	4,171	4,374
License	4,385	907	6,249	2,589
Total revenue	8,677	5,576	20,355	16,613

Cost of revenue:
Service	1,332	1,455	4,431	4,288
Subscription	611	600	1,701	1,856
License	129	107	369	302
Total cost of revenue	2,072	2,162	6,501	6,446

Gross profit:
Service	1,654	1,797	5,504	5,362
Subscription	695	817	2,470	2,518
License	4,256	800	5,880	2,287
Total gross profit	6,605	3,414	13,854	10,167

Gross margin:
Service	55%	55%	55%	56%
Subscription	53%	58%	59%	58%
License	97%	88%	94%	88%
Percentage of gross profit to total revenue	76%	61%	68%	61%

Operating expenses:
Sales and marketing	4,075	2,945	12,064	8,756
Research, development and engineering	4,108	3,291	11,503	9,975
General and administrative	2,442	2,039	7,066	6,185
Intellectual property	387	394	1,124	1,290
Total operating expenses	11,012	8,669	31,757	26,206

Operating loss	(4,407)	(5,255)	(17,903)	(16,039)

Other income, net	174	69	408	157

Loss before income taxes	(4,233)	(5,186)	(17,495)	(15,882)

Benefit (provision) for income taxes	(7)	(12)	94	(34)
Net loss	$(4,240)	$(5,198)	$(17,401)	$(15,916)

Earnings (loss) per common share:
Loss per common share - basic	$(0.39)	$(0.55)	$(1.67)	$(1.79)
Loss per common share - diluted	$(0.39)	$(0.55)	$(1.67)	$(1.79)
Weighted average common shares outstanding - basic	10,797	9,506	10,410	8,878
Weighted average common shares outstanding - diluted	10,797	9,506	10,410	8,878

Digimarc Corporation

Consolidated Balance Sheet Information

(in thousands)

(Unaudited)

	September 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents (1)	$25,599	$11,638
Marketable securities (1)	35,288	44,496
Trade accounts receivable, net	7,030	5,078
Other current assets	2,177	1,695
Total current assets	70,094	62,907
Marketable securities (1)	—	4,392
Property and equipment, net	4,273	3,570
Intangibles, net	6,369	6,422
Goodwill	1,114	1,114
Other assets	311	331
Total assets	$82,161	$78,736

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and other accrued liabilities	$2,071	$1,523
Deferred revenue	1,717	2,923
Total current liabilities	3,788	4,446
Deferred rent and other long-term liabilities	989	956
Total liabilities	4,777	5,402

Commitments and contingencies

Shareholders' equity:
Preferred stock	50	50
Common stock	11	11
Additional paid-in capital	142,461	120,985
Accumulated deficit	(65,138)	(47,712)
Total shareholders' equity	77,384	73,334

Total liabilities and shareholders' equity	$82,161	$78,736

(1) Aggregate cash, cash equivalents, short- and long-term marketable securities was $60,887 and $60,526 at September 30, 2017 and December 31, 2016, respectively.

Digimarc Corporation

Consolidated Cash Flow Information

(in thousands)

(Unaudited)

	Nine Month Information
	September 30,	September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(17,401)	$(15,916)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and write-off of property and equipment	1,024	1,016
Amortization and write-off of intangibles	775	876
Stock-based compensation	4,872	4,162
Changes in operating assets and liabilities:
Trade accounts receivable	(1,952)	2,095
Other current assets	(482)	(437)
Other assets	20	(56)
Accounts payable and other accrued liabilities	373	680
Deferred revenue	(1,247)	(1,407)
Net cash used in operating activities	(14,018)	(8,987)

Cash flows from investing activities:
Purchase of property and equipment	(1,424)	(1,565)
Capitalized patent costs	(625)	(623)
Maturity of marketable securities	41,231	35,182
Purchase of marketable securities	(27,631)	(40,817)
Net cash provided by (used in) investing activities	11,551	(7,823)

Cash flows from financing activities:
Issuance of common stock, net of issuance costs	17,698	39,700
Exercise of stock options	793	476
Purchase of common stock	(2,063)	(1,879)
Net cash provided by financing activities	16,428	38,297

Net increase in cash and cash equivalents (2)	$13,961	$21,487

Cash, cash equivalents and marketable securities at beginning of period	60,526	39,186
Cash, cash equivalents and marketable securities at end of period	60,887	66,308
(2) Net increase in cash, cash equivalents and marketable securities	$361	$27,122

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